Exhibit 99.2

Veritiv Corporation Third Quarter 2015 Financial Results November 12, 2015

Tom Morabito Director of Investor Relations 2

Safe Harbor Provision Certain statements contained in this presentation regarding Veritiv Corporation’s (the “Company”) future operating results, performance, business plans, prospects, guidance and any other statements not constituting historical fact are “forward - looking statements” subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995 . Where possible, the words “believe,” “expect,” “anticipate,” “intend,” “should,” “will,” “would,” “planned,” “estimated,” “potential,” “goal,” “outlook,” “may,” “predicts,” “could,” or the negative of such terms, or other comparable expressions, as they relate to the Company or its management, have been used to identify such forward - looking statements . All forward - looking statements reflect only the Company’s current beliefs and assumptions with respect to future operating results, performance, business plans, prospects, guidance and other matters, and are based on information currently available to the Company . Accordingly, the statements are subject to significant risks, uncertainties and contingencies, which could cause the Company’s actual operating results, performance , business plans, prospects or guidance to differ materially from those expressed in, or implied by, these statements . Factors that could cause actual results to differ materially from current expectations include risks and other factors described in the Company’s publicly available reports filed with the Securities and Exchange Commission (“SEC”), which contain a discussion of various factors that may affect the Company’s business or financial results . Such risks and other factors, which in some instances are beyond the Company’s control, include : the industry - wide decline in demand for paper and related products ; increased competition from existing and non - traditional sources ; adverse developments in general business and economic conditions as well as conditions in the global capital and credit markets ; foreign currency fluctuations ; our ability to collect trade receivables from customers to whom we extend credit ; our ability to attract, train and retain highly qualified employees ; the effects of work stoppages, union negotiations and union disputes ; loss of significant customers ; changes in business conditions in our international operations ; procurement and other risks in obtaining packaging, paper and facility products from our suppliers for resale to our customers ; changes in prices for raw materials ; fuel cost increases ; inclement weather, anti - terrorism measures and other disruptions to the transportation network ; our dependence on a variety of IT and telecommunications systems and the Internet ; our reliance on third - party vendors for various services ; cyber - security risks ; costs to comply with laws, rules and regulations, including environmental, health and safety laws, and to satisfy any liability or obligation imposed under such laws ; regulatory changes and judicial rulings impacting our business ; adverse results from litigation, governmental investigations or audits, or tax - related proceedings or audits ; our inability to renew existing leases on acceptable terms, negotiate rent decreases or concessions and identify affordable real estate ; our ability to adequately protect our material intellectual property and other proprietary rights, or to defend successfully against intellectual property infringement claims by third parties ; our pension and health care costs and participation in multi - employer plans ; increasing interest rates ; our ability to generate sufficient cash to service our debt ; our ability to comply with the covenants contained in our debt agreements ; our ability to refinance or restructure our debt on reasonable terms and conditions as might be necessary from time to time ; changes in accounting standards and methodologies ; our ability to realize the anticipated synergies, cost savings and growth opportunities from the Merger , our ability to integrate the xpedx business with the Unisource business, the possibility of incurring expenditures in excess of those currently budgeted in connection with the integration, and our limited experience complying with the reporting and other requirements of a publicly traded company, including the Sarbanes - Oxley Act ; and other events of which we are presently unaware or that we currently deem immaterial that may result in unexpected adverse operating results . The Company is not responsible for updating the information contained in this presentation beyond the published date, or for changes made to this document by wire services or Internet service providers . This presentation is being furnished to the SEC through a Form 8 - K . The Company’s Quarterly Report on Form 10 - Q for the three - and nine - months ended September 30 , 2015 to be filed with the SEC may contain updates to the information included in this presentation . We reference non - GAAP financial measures in this presentation . Please see the appendix for reconciliations of non - GAAP measures to the most comparable GAAP measures . 3

Mary Laschinger Chairman & CEO 4

Financial Results 1 1) Please see the appendix for reconciliations of non - GAAP measures to the most comparable GAAP measures. $61 M Adjusted EBITDA 17.7% 3 Q15 Actual YOY% Change $2.2 B Net Sales (7.1%) On track to reach Adjusted EBITDA and net synergy goals 5

Third Quarter 2015 Veritiv Revenue 6 3 Q14 Revenue 3 Q15 Revenue $2,220 $2,390 Core Performance FX Effect (Dollars In Millions )

Key Developments 7 2015 Milestones and Developments • Successfully transitioned remaining information technology systems from International Paper x Completed project on time and on budget • Decided on common suite of information technology applications and core operating system • Continued execution of sourcing strategies • Upcoming Developments for Long - Term Milestones: ▪ Establishing execution plan for information technology applications and core operating system conversion ▪ On track for internal controls portion of Sarbanes - Oxley compliance

Stephen Smith CFO 8

3Q15 Three Months Ended September 30 YOY % Change YTD 15 Nine Months Ended September 30 YOY % Change 2 Pro Forma : Net sales $2,220 (7.1%) $6,517 (6.0%) Net sales per shipping day - (7.1%) - (5.5%) Cost of products sold $1,826 (8.1%) $5,356 (7.0%) Net sales less cost of products sold $394 (2.3%) $1,161 (1.4%) Adjusted EBITDA $60.6 17.7% $129.7 14.5% Adjusted EBITDA as a % of net sales 2.7% 58 BPS 2.0% 36 BPS As Reported : Net income $14.5 N/A $16.6 N/A Third Quarter 2015 Veritiv Financial Results 1 1) Please see the appendix for reconciliations of non - GAAP measures to the most comparable GAAP measures. 2) Amounts calculated on a pro forma basis, which assumes the Merger with UWW Holdings, Inc. and the related financing occur red on January 1, 2013, as well as purchase accounting adjustments and adjustments for one - time costs related to the Merger. (Unaudited, Dollars In Millions) 9

Third Quarter 2015 Veritiv Segment Financial Results

(Unaudited, Dollars In Millions)

Veritiv

Print

	3Q15 *Three Months Ended September 30*	YOY % Change	YTD 15 *Nine Months Ended September 30*	YOY % Change [1]
Net Sales	$832	(12.1%)	$2,466	(11.1%)
Net sales per shipping day	-	(12.1%)	-	(10.6%)
Adjusted EBITDA	$23.2	13.2%	$57.1	13.3%
Adj. EBITDA as a % of net sales	2.8%	62 BPS	2.3%	50 BPS

Publishing

	3Q15 *Three Months Ended September 30*	YOY % Change	YTD 15 *Nine Months Ended September 30*	YOY % Change [1]
Net Sales	$303	(10.4%)	$907	(6.6%)
Net sales per shipping day	-	(10.4%)	-	(6.2%)
Adjusted EBITDA	$9.3	1.1%	$23.1	0.0%
Adj. EBITDA as a % of net sales	3.1%	35 BPS	2.5%	17 BPS

Packaging

	3Q15 *Three Months Ended September 30*	YOY % Change	YTD 15 *Nine Months Ended September 30*	YOY % Change [1]
Net Sales	$722	(0.4%)	$2,097	0.3%
Net sales per shipping day	-	(0.4%)	-	0.8%
Adjusted EBITDA	$59.0	11.3%	$156.5	13.8%
Adj. EBITDA as a % of net sales	8.2%	86 BPS	7.5%	89 BPS

Facility Solutions

	3Q15 *Three Months Ended September 30*	YOY % Change	YTD 15 *Nine Months Ended September 30*	YOY % Change [1]
Net Sales	$331	(7.2%)	$965	(7.1%)
Net sales per shipping day	-	(7.2%)	-	(6.6%)
Adjusted EBITDA	$12.7	(18.1%)	$30.2	(15.2%)
Adj. EBITDA as a % of net sales	3.8%	(51 BPS)	3.1%	(30 BPS)

1) Amounts calculated on a pro forma basis, which assumes the Merger with UWW Holdings, Inc. and the related financing occurred on January 1, 2013, as well as purchase accounting adjustments and adjustments for one-time costs related to the Merger.

10

Synergies & One - Time Integration Costs 0% 20% 40% 60% 80% 100% YE 2014 (Actual) YE 2015 YE 2016 YE 2017 Cumulative forecasted synergies ($150M - $225 M) Forecasted costs to achieve 1 ($225M): ~ 30% 60 - 70% 80 - 90% 90 - 100% 1) Includes ~ $55 million of one - time integration capital expenditures; does not include approximately $27 million of merger re lated expenses. 2 5% - 35% 50% - 60% 80% - 90% ~ 10% T hrough the first nine months of 2015, Veritiv is pacing ahead of its synergy plan 11 Management intends to improve Adjusted EBITDA by an incremental $100 million over the first few years after the Merger » Key areas that synergies will be derived from include supply chain efficiencies and SG&A

ABL Facility & Capital Allocation Capital Structure Capital Allocation ▪ Capital Allocation Priorities : – Invest in the company ▫ YTD: CapEx totaled ~ $34M, with ~ $23M related to integration ▪ Expect 2015 incremental CapEx for integration projects of $30M - $ 40M ▪ Ordinary course 2015 CapEx expected to be ~ $20M – Pay down debt – Return value to shareholders ▪ At the end of September 2015: ▪ The borrowing base availability for the ABL facility was ~ $1.2 billion ▪ ~ $770M drawn against the ABL facility ▪ ~ $450M of available borrowing capacity 12

Appendix: Reconciliation of Non - GAAP Financial Measures We supplement our financial information prepared in accordance with GAAP with Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, restructuring charges (income), non - restructuring stock - based compensation expense, LIFO (income) expense, non - restructuring severance charges, gain on sale of joint venture, merger and integration expenses, loss from discontinued operations, net of income taxes, fair value adjustments on the contingent liability associated with the Tax Receivable Agreement ("TRA") and certain other adjustments) and Free Cash Flow because we believe investors commonly use Adjusted EBITDA and Free Cash Flow as key financial metrics for valuing companies such as ours . In addition, the credit agreement governing our asset - based lending facility permits us to exclude these and other charges in calculating “Consolidated EBITDA”, as defined in the ABL Facility . Adjusted EBITDA and Free Cash Flow are not alternative measures of financial performance under GAAP . Non - GAAP measures do not have definitions under GAAP and may be defined differently by, and not be comparable to, similarly titled measures used by other companies . As a result, we consider and evaluate non - GAAP measures in connection with a review of the most directly comparable measure calculated in accordance with GAAP . We caution investors not to place undue reliance on such non - GAAP measures, and to consider them with the most directly comparable GAAP measures . Adjusted EBITDA and Free Cash Flow have limitations as analytical tools and should not be considered in isolation or as a substitute for analyzing our results as reported under GAAP . Please see the following tables and related footnotes for reconciliations of non - GAAP measures to the most comparable GAAP measures . 13

Appendix: Reconciliation of Non - GAAP Financial Measures 14 Table I VERITIV CORPORATION RECONCILIATION OF NON-GAAP MEASURES (in millions, unaudited) Net income (loss) 14.5$ (14.0)$ Interest expense, net 7.0 6.8 Income tax expense (benefit) 8.9 (10.4) Depreciation and amortization 13.7 14.2 EBITDA 44.1 (3.4) Restructuring charges 3.0 0.1 Non-restructuring stock-based compensation 1.0 - LIFO (income) expense 2.2 (0.5) Non-restructuring severance charges 0.5 - Merger and integration expenses 8.3 54.8 Fair value adjustment on TRA contingent liability 0.3 - Other 1.2 0.5 Adjusted EBITDA 60.6$ 51.5$ Net sales 2,219.8$ 2,390.3$ Adjusted EBITDA as a % of net sales 2.7% 2.2% Three Months Ended September 30, 2015 Three Months Ended September 30, 2014

15 Appendix: Reconciliation of Non - GAAP Financial Measures Table II VERITIV CORPORATION RECONCILIATION OF NON-GAAP MEASURES (in millions, unaudited) Veritiv As Reported Pro Forma Adjustments* Veritiv Pro Forma Net income (loss) 16.6$ (5.6)$ (16.2)$ (21.8)$ Interest expense, net 19.8 6.8 12.4 19.2 Income tax expense (benefit) 15.5 (4.6) 6.8 2.2 Depreciation and amortization 42.5 23.1 16.8 39.9 EBITDA 94.4 19.7 19.8 39.5 Restructuring charges (income) 8.6 (1.0) 0.2 (0.8) Non-restructuring stock-based compensation 3.0 4.0 0.1 4.1 LIFO (income) expense (7.8) (0.8) 1.3 0.5 Non-restructuring severance charges 1.9 2.4 0.4 2.8 Gain on sale of joint venture - - (6.6) (6.6) Merger and integration expenses 28.6 56.9 14.1 71.0 Fair value adjustment on TRA contingent liability (0.1) - - - Other 1.1 0.5 2.2 2.7 Loss from discontinued operations, net of income taxes - 0.1 - 0.1 Adjusted EBITDA / Pro Forma Adjusted EBITDA 129.7$ 81.8$ 31.5$ 113.3$ Net sales 6,517.0$ 5,026.7$ 1,907.5$ 6,934.2$ Adjusted EBITDA / Pro Forma Adjusted EBITDA as a % of net sales 2.0% 1.6% 1.6% Nine Months Ended September 30, 2014 * Pro forma adjustments take into account the merger with UWW Holdings, Inc. and the related financing as if they occurred on January 1, 2013, as well as purchase accounting adjustments and adjustments for one-time costs related to the merger. Nine Months Ended September 30, 2015

16 Appendix: Reconciliation of Non - GAAP Financial Measures Table III VERITIV CORPORATION RECONCILIATION OF NON-GAAP MEASURES (in millions, unaudited) Net cash flows provided by operating activities 130.5$ Less: Capital expenditures (34.2) Free cash flow 96.3 Add back: Cash payments for restructuring, integration-related capex and other items 58.6 Free cash flow excluding cash impact of restructuring, integration-related capex and other items 154.9$ Nine Months Ended September 30, 2015

Questions 17

Mary Laschinger Chairman & CEO 18

Veritiv Corporation Third Quarter 2015 Financial Results November 12, 2015